Exhibit 10.7

SECOND AMENDMENT TO THE SECURITY AGREEMENT

THIS SECOND AMENDMENT TO THE SECURITY AGREEMENT (this “Amendment”) is entered into as of June 20, 2025 by and between TREES Corporation, a Colorado corporation (the “Company”), and TCM Tactical Opportunities Fund II LP, in its capacity as Lead Investor under that certain Refinancing Agreement of even date herewith, to which this Amendment is attached (hereinafter the “Refinancing Agreement”).

RECITALS

WHEREAS, the Company, Lead Investor, and the Purchasers have entered into the Refinancing Agreement on even date herewith, whereby, among other things, the Company is issuing those certain promissory notes defined as (i) the Amended and Restated Original Note, (ii) the Third-Party Purchasers Amended and Restated Original Notes, (iii) the First Seniority Secured Note, and (iv) the Third-Party Purchasers First Seniority Secured Note (jointly the “Restructured Notes”)

WHEREAS, as an inducement to enter into the Refinancing Agreement, the Company agreed to amend that certain Security Agreement dated September 16, 2022, as amended on December 15, 2023 (the “Security Agreement”) so that all obligations assumed by the Company under the Restructured Notes are secured by the Collateral (as defined in the Security Agreement);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and undertakings herein contained, the Company, the Lead Investor on its own behalf and on behalf of all Purchasers, each intending to be legally bound hereby, covenant and agree as follows:

AMENDMENT TO SECURITY AGREEMENT

1.	Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them under the Refinancing Agreement.

2.	Amendment to the Definition of Notes. “Notes” under the Security Agreement shall mean “Restructured Notes,” and all references to “Notes” throughout the Security Agreement, including but not limited to that in Section 2 (Liability Secured), shall be deemed to be made to the Restructured Notes as of the Effective Date.

3.	Amendment to the Definition of Collateral. The following paragraph shall be added to Section 3 (Granting Clause) of the Security Agreement:

For the avoidance of doubt, Collateral includes all assets of the Company acquired after September 16, 2022, up to the Effective Date, and all assets to be acquired by the Company after the Effective Date and until payment in full of all obligations under the Restructured Notes.

4.	No Other Amendments. The parties agree that other than as amended hereby, all terms of the Security Agreement shall remain in full force and effect as set forth therein.

[Signature page follows immediately]

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed as of the date set forth above.

TREES CORPORATION

By:
Name:	Adam Hershey
Title:	Chief Executive Officer

TCM TACTICAL OPPORTUNITIES FUND II LP

By: Troob Capital Advisors LLC as Investment Manager

By:
Name:	Peter Troob
Title:	Managing Member

Exhibit A

Collateral

All right, title and interest in and to all assets of the Company.